NEWS RELEASE

At Old Republic:	At Financial Relations Board:

Craig R. Smiddy, President and CEO	Analysts/Investors: Joe Calabrese 212/827-3772

OLD REPUBLIC REPORTS RESULTS FOR THE SECOND QUARTER AND FIRST HALF 2021

CHICAGO – July 22, 2021 – Old Republic International Corporation (NYSE: ORI) today reported the following consolidated results (a):

OVERALL RESULTS

	Quarters Ended June 30,			Six Months Ended June 30,
	2021	2020	% Change	2021	2020	% Change
Pretax income (loss)	$396.0	$499.1		$1,026.6	$(270.8)
Pretax investment gains (losses)	120.9	346.7		496.4	(597.4)
Pretax income (loss) excluding investment gains (losses)	$275.0	$152.4	80.4%	$530.2	$326.6	62.3%

Net income (loss)	$316.4	$397.7		$818.5	$(207.0)
Net of tax investment gains (losses)	95.5	273.8		391.3	(471.7)
Net income (loss) excluding investment gains (losses)	$220.9	$123.8	78.4%	$427.2	$264.6	61.4%

PER DILUTED SHARE

	Quarters Ended June 30,			Six Months Ended June 30,
	2021	2020	% Change	2021	2020	% Change
Net income (loss)	$1.05	$1.34		$2.72	$(.69)
Net of tax investment gains (losses)	0.32	0.92		1.30	(1.58)
Net income (loss) excluding investment gains (losses)	$0.73	$0.42	73.8%	$1.42	$.89	59.6%

SHAREHOLDERS' EQUITY

				June 30,	Dec. 31,
				2021	2020	% Change
Total				$6,778.6	$6,186.6	9.6%
Per Common Share				$22.59	$20.75	8.9%
________

(a) All amounts in this report are stated in millions except common stock data and percentages.

This year’s second quarter and first half consolidated pretax income, excluding investment gains or losses continued to show strong growth in profitability in the General Insurance and Title Insurance businesses. Solid underwriting results produced consolidated combined ratios of 90.6% for the second quarter and 90.8% for the first six months of 2021, compared to 96.1% and 95.6% in the comparative 2020 periods. Total and per share year-to-date net income reflect significant increases in the fair value of equity securities by comparison to 2020 when equity markets were disrupted by the onset of the COVID-19 pandemic.

Consolidated net premiums and fees earned increased 29.1% for the quarter and 23.5% for the year-to-date period. General Insurance earned premiums experienced mid-single digit growth over similar 2020 periods where exposure levels were impacted by the economic effects of the pandemic, while Title Insurance continued to experience robust growth in premium and fee revenues as low interest rates and a favorable real estate market persisted.

Net investment income decreased for the quarter and year-to-date periods as growth in the average invested asset base was offset by lower investment yields. Favorable investment valuation trends, along with higher retained earnings, contributed to an increased book value per share of $22.59 as of June 30, 2021 from $20.75 at December 31, 2020.

As the economy continues to emerge from the pandemic, premium and fee revenues in General Insurance could continue growing, especially compared to the 2020 periods where exposure levels were lower due to the effects of the pandemic on economic activity and employment levels. Title Insurance premium and fee revenues could remain strong as low interest rates and a favorable real estate market continue.

Old Republic International Corporation

Old Republic's business is managed for the long run. In this context management's key objectives are to achieve highly profitable operating results over the long term, and to ensure balance sheet strength for the primary needs of the insurance subsidiaries' underwriting and related services business. In this view, the evaluation of periodic and long-term results excludes consideration of all investment gains and (losses). Under Generally Accepted Accounting Principles (GAAP), however, net income (loss), which includes all specifically defined realized and unrealized investment gains and (losses), is the measure of total profitability.

In management's opinion, the focus on income (loss) excluding all investment gains and losses provides a better way to realistically analyze, evaluate, and establish accountability for the results and benefits that arise from the basic operations of the business. The inclusion of realized investment gains and (losses) in net income (loss) can mask the reality and trends in the fundamental operating results of the insurance business. That is because their realization is, more often than not, highly discretionary. It is usually affected by the timing of individual securities sales, tax-planning considerations, and modifications of investment management judgments about the direction of securities markets or the prospects of individual investees or industry sectors. Moreover, the inclusion of unrealized investment gains and (losses) in equity securities can further distort such operating results and trends therein and thus lead to even greater period-to-period fluctuations in reported net income (loss). The impact of the continuous volatility in stock market valuations is most evident in its net of tax effect on net income (loss) for the periods reported upon.

FINANCIAL HIGHLIGHTS
	Quarters Ended June 30,			Six Months Ended June 30,
SUMMARY INCOME STATEMENTS (a):	2021	2020	% Change	2021	2020	% Change
Revenues:
Net premiums and fees earned	$1,987.3	$1,539.4	29.1%	$3,826.2	$3,098.8	23.5%
Net investment income	107.6	108.7	-1.0	211.9	222.9	-4.9
Other income	37.8	32.0	18.1	74.1	66.7	11.1
Total operating revenues	2,132.8	1,680.2	26.9	4,112.4	3,388.5	21.4
Investment gains (losses):
Realized from actual transactions	1.0	(7.3)		8.9	11.2
Unrealized from changes in fair value of equity securities	119.9	354.0		487.4	(608.7)
Total investment gains (losses)	120.9	346.7		496.4	(597.4)
Total revenues	2,253.7	2,027.0		4,608.8	2,791.0
Operating expenses:
Claim costs	624.9	624.1	0.1	1,228.3	1,246.7	-1.5
Sales and general expenses	1,220.6	893.2	36.6	2,330.9	1,792.7	30.0
Interest and other charges	12.1	10.4	16.3	22.8	22.3	2.0
Total operating expenses	1,857.7	1,527.8	21.6%	3,582.2	3,061.8	17.0%
Pretax income (loss)	396.0	499.1		1,026.6	(270.8)
Income taxes (credits)	79.5	101.4		208.0	(63.7)
Net income (loss)	$316.4	$397.7		$818.5	$(207.0)

COMMON STOCK STATISTICS:
Components of net income (loss) per share:
Basic net income (loss) excluding investment gains (losses)	$0.74	$0.42	76.2%	$1.43	$0.89	60.7%
Net investment gains (losses):
Realized from actual transactions	—	(0.02)		0.02	0.03
Unrealized from changes in fair value of equity securities	0.32	0.94		1.28	(1.61)
Basic net income (loss)	$1.06	$1.34		$2.73	$(0.69)
Diluted net income (loss) excluding investment gains (losses)	$0.73	$0.42	73.8%	$1.42	$0.89	59.6%
Net investment gains (losses):
Realized from actual transactions	—	(0.02)		0.02	0.03
Unrealized from changes in fair value of equity securities	0.32	0.94		1.28	(1.61)
Diluted net income (loss)	$1.05	$1.34		$2.72	$(0.69)
Cash dividends on common stock	$0.22	$0.21		$0.44	$0.42
Book value per share				$22.59	$19.68	14.8%

(a) Certain reclassification adjustments were made to increase net premiums and fees earned with a corresponding increase to sales and general expenses in the quarter and first six months ended June 30, 2020 to conform the prior period to the current presentation. See Note (a) in Title Insurance Segment Results on page (5).

Management believes the information in sections A to G and J of the table on the following page highlight the most meaningful, realistic indicators of ORI's segmented and consolidated financial performance. The information underscores the necessity of reviewing reported results by separating the inherent volatility of securities markets and their above-noted impact on reported net income (loss).

Old Republic International Corporation

	Major Segmented and Consolidated Elements of Income (Loss)
	Quarters Ended June 30,			Six Months Ended June 30,
	2021	2020	% Change	2021	2020	% Change
A. Net premiums, fees, and other income (c):
General insurance	$867.2	$818.0	6.0%	$1,726.3	$1,670.8	3.3%
Title insurance	1,108.8	706.7	56.9	2,076.5	1,397.5	48.6
Corporate and other	2.7	2.9	-9.2	5.5	6.1	-9.3
Other income	37.8	32.0	18.1	74.1	66.7	11.1
Subtotal	2,016.6	1,559.8	29.3	3,882.6	3,141.2	23.6
RFIG run-off business	8.5	11.6	-27.1	17.7	24.3	-26.9
Consolidated	$2,025.1	$1,571.5	28.9%	$3,900.4	$3,165.5	23.2%

B. Underwriting and related services income (loss):
General insurance	$52.4	$13.3	293.4%	$124.3	$50.8	144.6%
Title insurance	128.6	55.7	131.0	222.5	89.0	149.8
Corporate and other	(6.0)	(5.9)	-2.6	(12.1)	(8.9)	-36.3
Subtotal	174.9	63.0	177.4	334.7	130.9	155.5
RFIG run-off business	4.6	(8.9)	151.4	6.3	(4.9)	229.6
Consolidated	$179.5	$54.1	231.7%	$341.0	$126.0	170.5%
C. Consolidated underwriting ratio (c):
Claim ratio	31.4%	40.5%		32.1%	40.2%
Expense ratio	59.2	55.6		58.7	55.4
Combined ratio	90.6%	96.1%		90.8%	95.6%

D. Net investment income:
General insurance	$87.1	$87.7	-0.7%	$172.0	$178.3	-3.6%
Title insurance	11.0	10.3	7.2	21.5	21.1	2.0
Corporate and other	6.4	6.6	-2.7	12.2	15.0	-18.5
Subtotal	104.7	104.7	-0.1	205.8	214.5	-4.1
RFIG run-off business	2.9	3.9	-26.6	6.1	8.3	-26.5
Consolidated	$107.6	$108.7	-1.0%	$211.9	$222.9	-4.9%
E. Interest and other charges (credits):
General insurance	$16.0	$15.8		$32.0	$33.8
Title insurance	0.8	0.6		1.5	1.4
Corporate and other (a)	(4.7)	(6.0)		(10.7)	(12.9)
Subtotal	12.1	10.4		22.8	22.3
RFIG run-off business	—	—		—	—
Consolidated	$12.1	$10.4	16.3%	$22.8	$22.3	2.0%

F. Segmented and consolidated pretax income (loss)
excluding investment gains (losses)(B+D-E):
General insurance	$123.4	$85.2	44.9%	$264.2	$195.3	35.3%
Title insurance	138.9	65.4	112.3	242.6	108.7	123.0
Corporate and other	5.1	6.7	-23.6	10.8	19.0	-43.2
Subtotal	267.5	157.4	70.0	517.7	323.1	60.2
RFIG run-off business	7.5	(4.9)	250.6	12.4	3.4	263.7
Consolidated	275.0	152.4	80.4%	530.2	326.6	62.3%
Income taxes (credits) on above (b)	54.1	28.5		102.9	61.9
G. Net income (loss) excluding
investment gains (losses)	220.9	123.8	78.4%	427.2	264.6	61.4%
H. Consolidated pretax investment
gains (losses):
Realized from actual transactions
and impairments	1.0	(7.3)		8.9	11.2
Unrealized from changes in
fair value of equity securities	119.9	354.0		487.4	(608.7)
Total	120.9	346.7		496.4	(597.4)
Income taxes (credits) on above	25.4	72.8		105.0	(125.7)
Net of tax investment gains (losses)	95.5	273.8		391.3	(471.7)
I. Net income (loss)	$316.4	$397.7		$818.5	$(207.0)
J. Consolidated operating cash flow	$219.4	$221.9		$515.4	$438.3

(a) Includes consolidation/elimination entries. (b) The effective tax rates applicable to pretax income excluding investment gains and (losses) were 19.7% and 19.4% for the second quarter and first half of 2021, respectively, and 18.8% and 19.0% for the second quarter and first half of 2020, respectively. (c) Certain reclassification adjustments were made to increase net premiums and fees earned with a corresponding increase to sales and general expenses in the quarter and first six months ended June 30, 2020 to conform the prior period to the current presentation. See Note (a) in Title Insurance Segment results on page (5).

Old Republic International Corporation

General Insurance Segment Results

	General Insurance Summary Operating Results
	Quarters Ended June 30,			Six Months Ended June 30,
	2021	2020	% Change	2021	2020	% Change
Net premiums written	$898.3	$792.7	13.3%	$1,769.5	$1,653.5	7.0%
Net premiums earned	867.2	818.0	6.0	1,726.3	1,670.8	3.3
Net investment income	87.1	87.7	-0.7	172.0	178.3	-3.6
Other income	37.6	31.8	18.0	73.6	66.4	10.9
Operating revenues	991.9	937.6	5.8	1,972.0	1,915.6	2.9
Claim costs	590.5	587.4	0.5	1,157.9	1,182.9	-2.1
Sales and general expenses	261.9	249.0	5.2	517.7	503.5	2.8
Interest and other charges	16.0	15.8	1.3	32.0	33.8	-5.3
Operating expenses	868.5	852.4	1.9	1,707.7	1,720.3	-0.7
Segment pretax operating income (loss)	$123.4	$85.2	44.9%	$264.2	$195.3	35.3%

Claim ratio	68.1%	71.8%		67.1%	70.8%
Expense ratio	25.9	26.6		25.7	26.2
Combined ratio	94.0%	98.4%		92.8%	97.0%

General Insurance net premiums earned increased 6.0% and 3.3% for the second quarter and year-to-date periods, respectively. Strong premium rate increases for most lines of coverage, and new business production continued. Rising premiums in commercial auto, financial indemnity and property coverages more than offset the decline in workers’ compensation and general liability premiums. Net investment income decreased in both 2021 periods reflecting a moderately growing asset base offset by lower investment yields.

The General Insurance reported claim ratio improved in both 2021 periods, driven by favorable reserve development from prior periods and a lower current period claim provision, reflecting several years of premium rate increases and underwriting actions. The expense ratio remained relatively consistent with the prior year’s quarterly and year-to-date periods, and generally reflects the line of coverage mix, and the variability of sales and general expenses for these lines of coverage.

Together, these factors produced significantly greater pretax operating income for the periods reported.

The following table shows recent annual and interim periods' claim ratios and the effects of claim development trends:

		Effect of Prior Periods'
		(Favorable)/	Claim Ratio Excluding
	Reported	Unfavorable Claim	Prior Periods' Claim
	Claim Ratio	Reserves Development	Reserves Development
2016	73.0%	0.3%	72.7%
2017	71.8	0.7	71.1
2018	72.2	—	72.2
2019	71.8	0.4	71.4
2020	69.9%	(0.8)%	70.7%
2nd Quarter 2020	71.8%	0.1%	71.7%
2nd Quarter 2021	68.1%	(2.9)%	71.0%
1st Six Months 2020	70.8%	(0.3)%	71.1%
1st Six Months 2021	67.1%	(2.8)%	69.9%

Quarterly and annual claim ratios and trends may not be particularly meaningful indicators of future outcomes for a liability-oriented mix of business with relatively long claim payment patterns. Assuming the current line of coverage mix, management's targets are claim ratio averages in the high 60% to low 70% range, expense ratio averages of 25% or below, and a combined ratio between 90% and 95%.

Old Republic International Corporation

Title Insurance Segment Results

	Title Insurance Summary Operating Results
	Quarters Ended June 30,			Six Months Ended June 30,
	2021	2020	% Change	2021	2020	% Change
Net premiums and fees earned (a)	$1,108.8	$706.7	56.9%	$2,076.5	$1,397.5	48.6%
Net investment income	11.0	10.3	7.2	21.5	21.1	2.0
Other income	0.2	0.2	18.3	0.5	0.3	40.0
Operating revenues	1,120.2	717.3	56.2	2,098.7	1,419.0	47.9
Claim costs	33.1	17.7	86.7	62.4	39.3	58.8
Sales and general expenses (a)	947.3	633.5	49.5	1,792.1	1,269.4	41.2
Interest and other charges	0.8	0.6	40.9	1.5	1.4	2.5
Operating expenses	981.3	651.9	50.5	1,856.0	1,310.2	41.7
Segment pretax operating income (loss)	$138.9	$65.4	112.3%	$242.6	$108.7	123.0%

Claim ratio	3.0%	2.5%		3.0%	2.8%
Expense ratio	85.4	89.6		86.3	90.8
Combined ratio	88.4%	92.1%		89.3%	93.6%
________

(a) Certain reclassification adjustments were made to increase net premiums and fees earned with a corresponding increase to sales and general expenses of $56.3 and $118.8 in the quarter and six months ended June 30, 2020. These adjustments were made to conform the prior period to the current presentation to reflect such revenues gross of applicable commission expense and had no impact on segmented pretax operating income (loss).

Title Insurance net premiums and fees earned increased by nearly 57% in the second quarter and 48.6% for the year-to-date period, with strong results generated from both agency and direct production channels. This performance was driven by a continued low interest rate environment and a robust real estate market, resulting in an increase in purchase transactions and relatively stable levels of refinance activity. Net investment income increased in both 2021 periods reflecting a moderately growing invested asset base offset by lower investment yields.

The Title Insurance reported claim ratio trended slightly higher for the quarter and year-to-date periods, influenced by favorable reserve development from prior periods as shown in the table below. The expense ratio improved over the prior year’s second quarter and first half from greater leverage of the expense structure on significantly higher premium and fee volume.

Together, these factors produced significantly greater pretax operating income for the periods reported.

The following table shows recent annual and interim periods’ claim ratios and the effects of claim development trends:

		Effect of Prior Periods'
		(Favorable)/	Claim Ratio Excluding
	Reported	Unfavorable Claim	Prior Periods' Claim
	Claim Ratio	Reserves Development	Reserves Development
2016	3.5%	(1.0)%	4.5%
2017	0.8	(3.0)	3.8
2018	1.9	(1.8)	3.7
2019	2.5	(1.2)	3.7
2020	2.3%	(1.3)%	3.6%
2nd Quarter 2020	2.5%	(1.1)%	3.6%
2nd Quarter 2021	3.0%	(0.7)%	3.7%
1st Six Months 2020	2.8%	(0.8)%	3.6%
1st Six Months 2021	3.0%	(0.7)%	3.7%

Old Republic International Corporation

RFIG Run-off Segment Results

	RFIG Run-off Summary Operating Results
	Quarters Ended June 30,			Six Months Ended June 30,
	2021	2020	% Change	2021	2020	% Change
Mortgage Insurance (MI)
Net premiums earned	$8.5	$11.6	-27.1%	$17.7	$24.3	-26.9%
Net investment income	2.9	3.9	-26.6	6.1	8.3	-26.5
Claim costs	0.3	16.8	-98.2	4.6	21.6	-78.7
MI pretax operating income (loss)	$7.5	$(4.9)	250.6%	$12.4	$3.4	263.7%

Claim ratio	3.6%	144.5%		26.0%	89.1%
Expense ratio	42.3	32.1		38.3	31.1
Combined ratio	45.9%	176.6%		64.3%	120.2%

Pretax operating results of RFIG Run-off reflect the continuing drop in net earned premiums from declining risk in force and significantly lower claim costs in comparison to 2020 periods which reflect the economic effects of the pandemic. Net investment income decreased in both 2021 periods reflecting a declining invested asset base and lower investment yields. Claim costs for the current quarter and year-to-date periods continue to be driven by fewer newly reported delinquencies in combination with improving trends in cure rates and claim severity influenced by the ongoing economic recovery and continued strength in the real estate market.

The following table shows recent annual and interim periods' claim ratios and the effects of claim development trends:

		Effect of Prior Periods'
		(Favorable)/	Claim Ratio Excluding
	Reported	Unfavorable Claim	Prior Periods' Claim
	Claim Ratio	Reserves Development	Reserves Development
2016	34.1%	(39.8)%	73.9%
2017	57.6	(38.3)	95.9
2018	43.2	(27.0)	70.2
2019	55.0	(12.5)	67.5
2020	81.7%	(26.5)%	108.2%
2nd Quarter 2020	144.5%	21.0%	123.5%
2nd Quarter 2021	3.6%	(24.8)%	28.4%
1st Six Months 2020	89.1%	2.5%	86.6%
1st Six Months 2021	26.0%	(18.9)%	44.9%

Old Republic International Corporation

Corporate and Other Operating Results

	Corporate and Other Summary Operating Results
	Quarters Ended June 30,			Six Months Ended June 30,
	2021	2020	% Change	2021	2020	% Change
Net life and accident premiums earned	$2.7	$2.9	-9.2%	$5.5	$6.1	-9.3%
Net investment income	6.4	6.6	-2.7	12.2	15.0	-18.5
Other operating income	—	—	—	—	—	—
Operating revenues	9.1	9.6	-4.6	17.7	21.1	-15.9
Claim costs	0.9	2.0	-52.5	3.4	2.8	18.9
Insurance expenses	1.0	1.0	-4.5	1.8	2.3	-21.0
Corporate, interest and other expenses - net	2.0	(0.2)	N/M	1.6	(3.1)	151.4
Operating expenses	4.0	2.8	40.5	6.9	2.0	N/M
Corporate and other pretax operating income (loss)	$5.1	$6.7	-23.6%	$10.8	$19.0	-43.2%

This segment includes the combination of a small life and accident insurance business and the net costs associated with the parent holding company and its internal corporate services subsidiaries. The segment tends to produce highly variable results stemming from volatility inherent from the lack of scale. Throughout the remainder of 2021, interest expense will increase related to the issuance of $650 million of debt late in the current quarter. The increase is expected to be offset by net investment income from the investment of the proceeds.

Summary Consolidated Balance Sheet

	June 30,	December 31,	June 30,
	2021	2020	2020
Assets:
Cash and fixed maturity securities	$11,224.7	$11,365.1	$10,769.0
Equity securities	5,204.1	4,054.8	3,560.1
Other invested assets	115.1	115.3	112.6
Cash and invested assets	16,544.0	15,535.3	14,441.8
Accounts and premiums receivable	1,828.7	1,593.9	1,771.9
Federal income tax recoverable: Current	18.2	—	15.8
Reinsurance balances recoverable	4,879.1	4,362.8	4,130.7
Deferred policy acquisition costs	346.4	328.0	319.5
Sundry assets	1,061.8	995.0	970.3
Total assets	$24,678.4	$22,815.2	$21,650.3

Liabilities and Shareholders' Equity:
Policy liabilities	$2,837.9	$2,593.1	$2,607.3
Claim reserves	11,175.2	10,671.0	10,230.9
Federal income tax payable: Current	—	4.2	—
Deferred	211.1	137.3	43.7
Reinsurance balances and funds	966.5	725.4	898.1
Debt	1,590.1	966.4	968.1
Sundry liabilities	1,118.7	1,530.8	1,043.0
Total liabilities	17,899.8	16,628.5	15,791.3
Shareholders' equity	6,778.6	6,186.6	5,858.9
Total liabilities and shareholders' equity	$24,678.4	$22,815.2	$21,650.3

Old Republic International Corporation

Cash, Invested Assets, and Shareholders' Equity

	Cash, Invested Assets, and Shareholders' Equity
				% Change
	June 30,	Dec. 31,	June 30,	June '21/	June '21/
	2021	2020	2020	Dec. '20	June '20
Cash and invested assets:
Fixed maturity securities, cash and other invested assets	$11,339.9	$11,480.4	$10,881.7	-1.2%	4.2%
Equity securities	5,204.1	4,054.8	3,560.1	28.3	46.2
Total per balance sheet	$16,544.0	$15,535.3	$14,441.8	6.5%	14.6%
Total at cost for all	$14,853.8	$14,151.6	$13,555.8	5.0%	9.6%

Composition of shareholders' equity per share:
Equity before items below	$18.74	$17.73	$17.76	5.7%	5.5%
Unrealized investment gains (losses) and other
accumulated comprehensive income (loss)	3.85	3.02	1.92
Total	$22.59	$20.75	$19.68	8.9%	14.8%

Segmented composition of
shareholders' equity per share:
Excluding RFIG run-off segment	$21.19	$19.25	$18.24	10.1%	16.2%
RFIG run-off segment	1.40	1.50	1.44
Consolidated total	$22.59	$20.75	$19.68	8.9%	14.8%

Old Republic's invested assets portfolio is directed in consideration of enterprise-wide risk management objectives. Most importantly, these are intended to ensure solid funding of the insurance subsidiaries' long-term obligations to customers, policyholders and their beneficiaries, as well as the long-term stability of the subsidiaries’ capital accounts. For these reasons, the investment portfolio contains no significant insurance risk-correlated asset exposures to real estate, mortgage-backed securities, collateralized debt obligations (CDO's), derivatives, hybrid securities, or illiquid private equity and hedge fund investments. Moreover, the Company does not engage in hedging or securities lending transactions, nor does it invest in securities whose values are predicated on non-regulated financial instruments exhibiting amorphous or unfunded counter-party risk attributes.

As of June 30, 2021, the consolidated investment portfolio reflected an allocation of approximately 68% to fixed-maturity (bonds and notes) and short-term investments, and 32% to equity securities (common stock). The fixed-maturity portfolio continues to be the anchor for the insurance underwriting subsidiaries' obligations. The maturities are stratified and conservatively matched to the expected timing of paying those obligations in the future. The quality of the investment portfolio has remained at high levels.

In recent years, a significant portion of our investable funds have been directed toward high-quality common stocks of U.S. companies (currently limited to fewer than 100 issues). We favor those with long-term records of reasonable earnings growth and steadily increasing dividends. Pursuant to enterprise risk management guidelines and controls, we perform regular stress tests of the equities portfolio to gain reasonable assurance that periodic downdrafts in market prices would not seriously undermine our financial strength and the long-term continuity and prospects of our insurance underwriting business.

Old Republic International Corporation

Changes in shareholders' equity per share are reflected in the following table. As shown, these resulted mostly from net income excluding net investment gains (losses), realized and unrealized investment gains or losses, and dividend payments to shareholders.

	Shareholders' Equity Per Share
	Quarter			Year
	Ended	Six Months Ended		Ended
	June 30,	June 30,		Dec. 31,
	2021	2021	2020	2020
Beginning balance	$21.59	$20.75	$19.98	$19.98
Changes in shareholders' equity:
Net income (loss) excluding net investment gains (losses)	0.74	1.43	0.89	2.24
Net of tax realized investment gains (losses)	—	0.02	0.03	0.04
Net of tax unrealized investment gains (losses) on
securities carried at fair value	0.48	0.80	(0.83)	0.50
Total net of tax realized and unrealized
investment gains (losses)	0.48	0.82	(0.80)	0.54
Cash dividends	(0.22)	(0.44)	(0.42)	(1.84)
Other	—	0.03	0.03	(0.17)
Net change	1.00	1.84	(0.30)	0.77
Ending balance	$22.59	$22.59	$19.68	$20.75
Percentage change for the period	4.6%	8.9%	-1.5%	3.9%

Capitalization

	Capitalization
	June 30,	December 31,	June 30,
	2021	2020	2020
Debt:
4.875% Senior Notes due 2024	$398.1	$397.9	$397.6
3.875% Senior Notes due 2026	547.1	546.8	546.5
3.850% Senior Notes due 2051	642.5	—	—
Other miscellaneous debt	2.2	21.7	23.8
Total debt	1,590.1	966.4	968.1
Common shareholders' equity	6,778.6	6,186.6	5,858.9
Total capitalization	$8,368.7	$7,153.1	$6,827.0

Capitalization ratios:
Debt	19.0%	13.5%	14.2%
Common shareholders' equity	81.0	86.5	85.8
Total	100.0%	100.0%	100.0%

As noted in the table above, the Company completed an offering of a $650 million, thirty year senior debt security in the public markets during the second quarter of 2021.

Managing Old Republic's Insurance Business for the Long-Run
The insurance business is distinguished from most others in that the prices (premiums) charged for various insurance products are set without certainty of the ultimate benefit and claim costs that will emerge, often many years after issuance and expiration of a policy. This basic fact casts Old Republic as a risk-taking enterprise managed for the long run. Old Republic therefore conducts the business with a primary focus on achieving favorable underwriting results over cycles, and on the maintenance of financial soundness in support of the insurance subsidiaries' long-term obligations to policyholders and their beneficiaries.

In this light, the Company's affairs are managed for the long run and without significant regard to quarterly or even annual reporting periods that American industry must observe. In Old Republic's view, such short reporting time frames do not comport well with the long-term nature of much of its business. Management therefore believes that the Company's operating results and financial condition can best be evaluated by observing underwriting and overall operating performance trends over succeeding five- or preferably ten-year intervals. A ten-year period in particular can likely encompass at least one economic and/or underwriting cycle and thereby provide an appropriate time frame for such cycle to run its course, and for premium rate changes and reserved claim costs to be quantified and emerge in financial results with greater finality and effect.

Old Republic International Corporation

Accompanying Financial Data and Other Information:
•About Old Republic
•Conference Call Information
•Safe Harbor Statement

Financial Supplement:
•A financial supplement to this news release is available on the Company's website:
www.oldrepublic.com

About Old Republic

Chicago-based Old Republic International Corporation is one of the nation's 50 largest shareholder-owned insurance businesses. It is a member of the Fortune 500 listing of America’s largest companies. The Company is organized as an insurance holding company whose subsidiaries actively market, underwrite, and provide risk management services for a wide variety of coverages mostly in the general and title insurance fields. A long-term interest in mortgage guaranty and consumer credit indemnity coverages has devolved to a run-off operating mode in recent years. Old Republic’s general insurance business ranks among the nation’s 50 largest, while its title insurance operations are the third largest in its industry.

The nature of Old Republic's business requires that it be managed for the long run. Its consistent and reliable cash dividend policy reflects this long-term orientation. The current annualized dividend rate of $0.88 per share marks the 40th consecutive year that Old Republic has boosted this rate, and 2021 becomes the 80th year of uninterrupted regular cash dividend payments. Here's a summary of recent years' total book and market returns, which includes the addition and reinvestment of cash dividend payments, in comparison with the financial performance of three selected indices similarly developed.

	ORI		Selected Indices' Compounded
	Annual	Annual	Total Annual Returns
	Book Value	Market Value	Nominal		S & P
	Compounded	Compounded	Gross	S & P	P&C
	Total	Total	Domestic	500	Insurance
	Return	Return	Product	Index	Index

Ten Years 2001 - 2010	8.0%	1.9%	3.9%	1.4%	1.0%
Ten Years 2011 - 2020	8.8%	9.9%	3.3%	13.9%	14.3%
Twenty Years 2001 - 2020	8.4%	5.8%	3.6%	7.5%	7.4%

First Six Months 2020 - only	0.6%	-25.4%	-10.2%	-3.1%	-13.5%
First Six Months 2021 - only	11.0%	35.8%	5.1%*	15.2%	8.9%

*Estimated

According to the most recent edition of Mergent's Dividend Achievers, Old Republic is listed in 58th place among just 111 qualifying publicly held companies, out of thousands considered, that have posted at least 25 consecutive years of annual dividend growth.

Conference Call Information

Old Republic has scheduled a conference call at 3:00 p.m. ET (2:00 p.m. CT) today, to discuss its second quarter and first six months of 2021 performance and to review major operating trends and business developments. To access this call live in listen-only mode:

Log on to the Company's website at www.oldrepublic.com 15 minutes before the call to download the necessary software, or, alternatively the call can also be accessed by phone at 1-833-494-1487.

Interested parties may also listen to a replay of the call through July 29, 2021 by dialing 1-800-585-8367, passcode 6879322, or by accessing it on Old Republic International's website through August 22, 2021.

Old Republic International Corporation

Safe Harbor Statement

Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results. It is possible that Old Republic's operating results, business and financial condition could be adversely affected in subsequent periods by future economic disruptions caused by the COVID-19 pandemic and the associated governmental responses.

Some of the oral or written statements made in the Company's reports, press releases, and conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's General Insurance segment, its results can be particularly affected by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of investment yields and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Title Insurance and RFIG Run-off results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Life and accident insurance earnings can be affected by the levels of employment and consumer spending, changes in mortality and health trends, and alterations in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company's widespread operations.

The General Insurance, Title Insurance, Corporate and Other Segments, and the RFIG Run-off business maintain customer information and rely upon technology platforms to conduct their business. As a result, each of them and the Company are exposed to cyber risk. Many of the Company's operating subsidiaries maintain separate IT systems which are deemed to reduce enterprise-wide risks of potential cybersecurity incidents. However, given the potential magnitude of a significant breach, the Company continually evaluates on an enterprise-wide basis its IT hardware, security infrastructure and business practices to respond to these risks and to detect and remediate in a timely manner significant cybersecurity incidents or business process interruptions.

A more detailed listing and discussion of the risks and other factors which affect the Company's risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company's 2020 Form 10-K Annual Report filing to the Securities and Exchange Commission, which is specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For Old Republic's latest news releases and other corporate documents: Please visit us at www.oldrepublic.com

Alternatively, please write or call:

Investor Relations
Old Republic International Corporation
307 North Michigan Avenue, Chicago, IL 60601
(312) 346-8100